Exhibit 77 Q (2)
Section 16(a) Beneficial Ownership Reporting Compliance
Neuberger Berman Group LLC filed an Initial
Statement of Beneficial Ownership
of Securities on Form 3 for the Fund after the required time period. The filing did not relate to any transactions in Fund shares.